UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2013

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 21, 2013, Old Second Bancorp, Inc. (the “Company”), held its annual meeting of stockholders. Of the 14,084,328 shares of common stock eligible to vote at the annual meeting, 13,357,445 shares were represented in person or by proxy, representing approximately 94.84% of the outstanding shares. At the meeting, the common stockholders elected Messrs. Edward Bonifas, William Meyer, and William B. Skoglund as directors to serve three-year terms until 2016, and approved each of the four additional proposals listed below. Further detail on each of the matters voted on by the common stockholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of common stockholders during the annual meeting are as follows:

1)                           Election of three members of the board of directors representing the common stockholders to serve a three-year term expiring 2016:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edward Bonifas	8,643,340	539,172	4,174,933
William Meyer	8,838,497	344,015	4,174,933
William Skoglund	8,776,806	405,706	4,174,933

2)                           Recommendation in a non-binding, advisory vote, on the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,449,322	481,368	251,821	4,174,934

3)                           Recommendation in a non-binding, advisory vote, on the frequency with which stockholders will vote on future advisory votes regarding executive compensation:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
5,961,839	1,922,402	1,150,476	—	4,322,728

The “Every Year” frequency received a plurality of 44.63% of the votes cast on this proposal and accordingly is recognized as the recommendation of the common stockholders.  Based upon these results, and consistent with our board’s recommendation, our board has determined that the Company’s common stockholders will vote on a non-binding, advisory proposal to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of such proposals.

4)                           Ratification of the Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, between Old Second Bancorp, Inc., and Old Second National Bank, as Rights Agent, dated September 12, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,704,027	226,204	252,280	4,174,934

5)                           Ratification of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,111,489	119,674	126,282	—

In addition to the matters voted on the common stockholders, the holders of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”), voted to elect Duane Suits as a director for a one-year term pursuant to the Certificate of Designation of Fixed Rate Cumulative Perpetual Preferred Stock, Series B.  1,510 shares of Preferred Stock were voted for Duane Suits by ballot, and no shares were voted against Mr. Suits or abstained at the meeting.  The holders of the Preferred Stock were not entitled to vote on any other matters at the annual meeting, and the Company did not solicit proxies from the holders of the Preferred Stock.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	OLD SECOND BANCORP, INC.

	By:	/s/ J. Douglas Cheatham
	Name:	J. Douglas Cheatham
	Title:	Executive Vice President and Chief Financial Officer